Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Exceptional Results Driven by Continued Strong Demand and Efficient Operating Performance

Full-Year GAAP Diluted EPS of $4.70 and As Adjusted Diluted EPS of $5.07

Fourth Quarter GAAP Diluted EPS of $1.22 and As Adjusted Diluted EPS of $1.32

2021 Guidance: Adjusted Diluted EPS Range of $6.00 - $6.40

METTAWA, Ill., January 28, 2021 -- Brunswick Corporation (NYSE: BC) today reported results for the fourth quarter and full-year of 2020:
2020 Full-Year Highlights:

	FY 2020
in millions (except per share data)	GAAP	Incr vs 2019	As Adjusted	Incr vs 2019
Net Sales	$4,347.5	5.8%	$4,347.5	5.8%
Operating Earnings	$539.3	14.5%	$578.9	8.8%
Operating Margin	12.4%	90 bps	13.3%	40 bps
Diluted EPS from Continuing Operations	$4.70	NM	$5.07	17.1%

bps = basis points NM= not meaningful

Fourth Quarter 2020 Highlights:

	Q4 2020
in millions (except per share data)	GAAP	Incr vs. Q4 2019	As Adjusted	Incr vs. Q4 2019
Net Sales	$1,161.1	26.5%	$1,161.1	26.5%
Operating Earnings	$136.5	83.2%	$145.6	59.1%
Operating Margin	11.8%	370 bps	12.5%	250 bps
Diluted EPS from Continuing Operations	$1.22	32.6%	$1.32	61.0%

bps = basis points

"Our businesses executed extremely well against our operating and strategic priorities in 2020, demonstrating the strength and resilience of our marine-focused portfolio," said Brunswick Chief Executive Officer David Foulkes. "Despite the many challenges faced in 2020, including the significant disruptions to our global operations during the first-half of the year due to the pandemic, we expanded gross and operating margins, delivered an eleventh consecutive year of adjusted EPS growth, and generated record free cash flow. The transformational changes we have made to our business in recent years have reinforced our position as the market leader in the marine industry, and have positioned us to meet or exceed the financial targets laid out in our strategic plan.

In the fourth quarter, our propulsion business had significant top-line and earnings growth.
Mercury Marine continues to increase propulsion market share by leveraging the strongest product lineup in the industry and accelerating growth in saltwater, repower, and international commercial markets. This growth, together with forging more than 70 new or enhanced OEM relationships in 2020, was enabled by manufacturing capacity added in 2018 and 2019, and will be further bolstered by exciting new product launches in the coming weeks. Our parts and accessories businesses delivered strong top-line growth and robust operating margins as a result of increased boating participation, which drove strong aftermarket sales, together with high demand for our full range of OEM systems and services as boat production increased across the industry during the second-half of the year.

Within our boat business, all brands contributed to the revenue and earnings growth in the quarter. Our premium boat brands remain market leaders in their categories, with a series of significant new product launches underway, and our value brands continue to offer attractive entry points to new and returning former boaters. The surge in retail demand resulted in historically low pipeline inventory levels, with 40 percent fewer boats in dealer inventory at the end of 2020 versus the end of 2019. Finally, Freedom Boat Club exceeded our expectations during 2020 by adding more than 40 new locations and almost 10,000 new memberships, while driving exceptionally strong synergy sales across our marine portfolio," Foulkes concluded.

Reportable Segment Changes

As a reminder, effective January 1, 2020, we changed our management reporting and updated our reportable segments to Propulsion, Parts and Accessories, and Boat to align with our strategy. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change unless otherwise noted. Please see Brunswick's Current Report on Form 8-K dated January 30, 2020 for more information.

2020 Full-Year Results

For the year ended Dec. 31, 2020, Brunswick reported consolidated net sales of $4,347.5 million, up from $4,108.4 million in 2019 on a GAAP basis. Diluted EPS in 2020 was $4.70 on a GAAP basis and $5.07 on an as adjusted basis. Comparative full-year earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
in millions (except per share data)	2020	2019	2020	2019
GAAP	$539.3	$471.0	$4.70	$0.36
Restructuring, exit and impairment	4.1	18.8	0.04	0.21
Purchase accounting amortization	30.1	29.5	0.29	0.22
Acquisition and IT related costs	5.4	4.8	0.05	0.04
Sport yacht & yachts	—	7.8	—	0.07
Pension settlement (benefit) charge	—	—	(0.01)	3.62
Loss on early extinguishment of debt	—	—	—	0.01
Special tax items	—	—	—	(0.20)
As Adjusted	$578.9	$531.9	$5.07	$4.33
Percent Increase	8.8%		17.1%

GAAP Operating Margin	12.4%	11.5%	90 bps
Adjusted Operating Margin	13.3%	12.9%	40 bps

bps = basis points

2020 Fourth Quarter Results

For the fourth quarter of 2020, Brunswick reported consolidated net sales of $1,161.1 million, up from $917.6 million. Diluted EPS for the quarter was $1.22 on a GAAP basis and $1.32 on an as adjusted basis. Comparative fourth quarter earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
in millions (except per share data)	Q4 2020	Q4 2019	Q4 2020	Q4 2019
GAAP	$136.5	$74.5	$1.22	$0.92
Restructuring, exit and impairment	(0.2)	2.8	—	0.01
Purchase accounting amortization	7.5	7.5	0.07	0.03
Acquisition and IT related costs	1.8	1.8	0.02	0.02
Sport yacht & yachts	—	4.9	—	0.03
Pension settlement benefit	—	—	—	(0.01)
Special tax items	—	—	0.01	(0.18)
As Adjusted	$145.6	$91.5	$1.32	$0.82
Percent Increase	59.1%		61.0%

GAAP Operating Margin	11.8%	8.1%	370 bps
Adjusted Operating Margin	12.5%	10.0%	250 bps

bps = basis points

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $587.0 million at the end of 2020, up $254.3 million from year-end 2019 levels. This change includes net cash provided by operating activities during the year of $800.0 million from net earnings and favorable changes in working capital, driven mainly by decreases in inventory levels and increases in accounts payable and accrued expenses.

This significant free cash flow generation enabled us to continue our investments in new products, technology, and digital transformation, while funding our capital strategy of reducing long-term debt, repurchasing shares, and increasing quarterly dividends. Investing and financing activities resulted in net cash used of $601.2 million during 2020, including $182.4 million of capital expenditures, $159.1 million of long-term debt reduction, $118.3 million of share repurchases, $78.3 million of dividend payments, and purchases of marketable securities of $55.9 million.

Propulsion Segment - Financial Highlights

in millions	Q4 2020	Q4 2019	Increase
Net Sales	$507.9	$382.1	32.9%

Operating Earnings GAAP	$82.4	$51.1	61.3%

The Propulsion segment, which manufactures and distributes marine engines and related controls, rigging, and propellers, reported sales and earnings increases in the quarter from continued strong demand for all product categories, including the impact of market share gains and favorable changes in customer mix. The increase in operating earnings was also attributable to favorable factory absorption from increased production, partially offset by the impact of higher variable compensation costs and increased investment in new product development and technology.

Parts and Accessories Segment - Financial Highlights

in millions	Q4 2020	Q4 2019	Increase
Net Sales	$360.8	$283.5	27.3%

Operating Earnings GAAP	$49.2	$28.5	72.6%
Restructuring, exit and impairment	—	0.5	NM
Purchase accounting amortization	7.2	7.2	—%
Operating Earnings, as adjusted	$56.4	$36.2	55.8%
NM = not meaningful

The Parts and Accessories segment, which contains engine parts and consumables, electrical products, boat parts and systems, and the distribution business, reported higher sales across all of its businesses. Both revenue and earnings increased as a result of the higher sales volumes and favorable product mix, with earnings partially offset by an increase in variable compensation.

Boat Segment - Financial Highlights

in millions	Q4 2020	Q4 2019	Increase
Net Sales	$380.8	$317.0	20.1%

Operating Earnings GAAP	$34.8	$15.4	NM
Restructuring, exit and impairment	(0.2)	1.7	NM
Acquisition related costs	—	0.8	NM
Purchase accounting amortization	0.3	0.3	—%
Sport yacht & yachts	—	4.9	NM
Operating Earnings, as adjusted	$34.9	$23.1	51.1%
NM = not meaningful

The Boat segment, which manufactures and distributes recreational boats, and includes Business Acceleration operations, reported higher sales and earnings versus prior year due to increased sales volumes to dealers to meet continued elevated retail customer demand and to begin refilling pipeline inventories. Freedom Boat Club, which is part of Business Acceleration, also reported higher sales and earnings in the quarter due primarily to a higher number of franchisee locations and increased memberships.

2021 Outlook

"While we remain very cognizant of potential macroeconomic headwinds and pandemic-related uncertainties, our continued strong performance in a robust marine retail environment has created improved visibility into our substantial growth opportunities for 2021," said Foulkes. "Elevated production levels over time will be required to rebuild boat and engine pipelines, and together with significant upcoming new product offerings, increased boat and engine production capacity, expanded OEM partnerships within propulsion, and exceptionally strong boating participation, are anticipated to drive wholesale growth through 2021 and well beyond.

The progression of the pandemic remains very dynamic, and the resulting impact on our dealers, OEM partners, suppliers, and the macro-economy is difficult to fully predict. However, given the improved clarity on our ability to drive growth in 2021, we are providing the following guidance for the year, anticipating:

1.U.S. marine industry retail unit demand to be up low-to-mid single digit percent versus 2020;
2.Net sales between $4.75 billion and $5.0 billion, with strong growth in the boat and propulsion segments, and solid increases in parts and accessories;
3.Adjusted operating margin growth between 60 and 100 basis points;
4.Operating expenses as a percent of sales to be lower than in 2020;
5.Free cash flow in excess of $300 million; and
6.Adjusted diluted EPS in the range of $6.00 - $6.40.

This guidance assumes no major pandemic-related business continuity issues. In addition, as we have cautioned in past quarters, it cannot be overstated that the level of recovery of the global economy, continued stable channel operations, the ability to moderate labor and input costs, and the absence of significant disruption to our global operations and supply chain will be important factors in determining whether we ultimately perform in line with our targets. In addition, certain macroeconomic policy changes, including adjustments in statutory tax rates, may materially impact our financial results. Note that year over year comparisons of quarterly performance are likely to be very volatile throughout 2021 given the significant impact of the pandemic on our 2020 results.

Finally, I want to offer heartfelt thanks to our global employee population for all their hard work and sacrifices in this challenging year. Given their efforts, we are able to reiterate continued confidence in our ability to successfully execute our 2022 strategic plan while also ensuring that we continue to prioritize protecting the health and welfare of our employees in the COVID-19 environment. I look forward to sharing more information on our progress against our 2022 strategic goals and financial targets as we progress through the year, but will offer today that our current expectation for our 2022 EPS target is likely at or above $7.00 per share," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, senior vice president and chief financial officer, and Brent G. Dahl, vice president of investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 866-353-8985 (passcode: Brunswick Q4). Callers outside of North America should call 409-217-8085 (passcode: Brunswick Q4) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Wednesday February 3, 2021, by calling 855-859-2056 or international dial 404-537-3406 (passcode: 1398972). The replay will also be available at www.brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; managing our manufacturing footprint; weather and catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; our ability to protect our brands and intellectual property; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; managing our share repurchases; certain divisive shareholder activist actions; changes to U.S. trade policy and tariffs; having to record an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; and changes in income tax legislation or enforcement.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2019 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Mastervolt, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club, Boat Class and NAUTIC-ON. For more information, visit www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Three Months Ended
	December 31, 2020	December 31, 2019	% Change
Net sales	$1,161.1	$917.6	27%
Cost of sales	824.8	681.0	21%
Selling, general and administrative expense	161.9	129.6	25%
Research and development expense	38.1	29.7	28%
Restructuring, exit and impairment charges	(0.2)	2.8	NM
Operating earnings	136.5	74.5	83%
Equity earnings	1.0	1.9	-47%
Pension settlement benefit	—	1.3	-100%
Other expense, net	(3.4)	(0.5)	NM
Earnings before interest and income taxes	134.1	77.2	74%
Interest expense	(15.3)	(16.6)	-8%
Interest income	0.3	0.9	-67%
Earnings before income taxes	119.1	61.5	94%
Income tax provision (benefit)	23.1	(13.5)	NM
Net earnings from continuing operations	$96.0	$75.0	28%

Discontinued operations:
Loss from discontinued operations, net of tax	$(0.9)	$(9.0)	-90%
Gain on disposal of discontinued operations, net of tax	—	1.1	-100%
Net loss from discontinued operations, net of tax	(0.9)	(7.9)	-89%
Net earnings	$95.1	$67.1	42%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$1.22	$0.92	33%
Loss from discontinued operations	(0.01)	(0.10)	-90%
Net earnings	$1.21	$0.82	48%

Diluted
Earnings from continuing operations	$1.22	$0.92	33%
Loss from discontinued operations	(0.02)	(0.10)	-80%
Net earnings	$1.20	$0.82	46%

Weighted average shares used for computation of:
Basic earnings (loss) per common share	78.5	81.5
Diluted earnings (loss) per common share	79.0	81.9

Effective tax rate	19.4%	(22.0)%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)
	Three Months Ended
	December 31, 2020	December 31, 2019	% Change
Reconciliations
Gross margin	$336.3	236.6	42%
Sport yacht & yachts (1)	—	3.9
Adjusted gross margin	$336.3	$240.5	40%

Operating earnings	$136.5	$74.5	83%
Restructuring, exit, and impairment charges	(0.2)	2.8
Purchase accounting amortization (2)	7.5	7.5
Acquisition and IT-related costs (2)	1.8	1.8
Sport yacht & yachts (1)	—	4.9
Adjusted operating earnings	$145.6	$91.5	59%

Earnings before income taxes	$119.1	$61.5	94%
Restructuring, exit, and impairment charges	(0.2)	2.8
Purchase accounting amortization (2)	7.5	7.5
Acquisition and IT-related costs (2)	1.8	1.8
Pension settlement benefit (3)	—	(1.3)
Sport yacht & yachts (1)	—	4.9
Adjusted pretax earnings	$128.2	$77.2	66%

Diluted earnings per common share from continuing operations	$1.22	$0.92	33%
Restructuring, exit, and impairment charges	(0.00)	0.01
Purchase accounting amortization (2)	0.07	0.03
Acquisition and IT-related costs (2)	0.02	0.02
Special tax items	0.01	(0.18)
Sport yacht & yachts (1)	—	0.03
Pension settlement benefit (3)	—	(0.01)
Adjusted diluted earnings per common share from continuing operations	$1.32	$0.82	61%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yachts operations. Sport yacht & yachts operating losses for the three months ended December 31, 2019 were $4.9 million, consisting of $3.9 million of COS and $1.0 million of SG&A.

(2) The Company recorded $7.5 million of purchase accounting amortization within SG&A, consisting of $7.2 million in the Parts and Accessories segment and
$0.3 million in the Boat segment in both the fourth quarter of 2020 and 2019, respectively. The Company also recorded $0.8 million of acquisition-related costs during the fourth quarter of 2019 within its Boat segment. Additionally, the Company recorded $1.8 million and $1.0 million of IT transformation charges in
SG&A within Corporate/Other in the fourth quarter of 2020 and 2019, respectively, resulting from the Fitness separation.

(3) The Company recorded a $1.3 million pension settlement benefit in the fourth quarter of 2019 in connection with the exit of its defined benefit plans.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change
Net sales	$4,347.5	$4,108.4	6%
Cost of sales	3,134.5	2,987.4	5%
Selling, general and administrative expense	543.7	509.6	7%
Research and development expense	125.9	121.6	4%
Restructuring, exit and impairment charges	4.1	18.8	-78%
Operating earnings	539.3	471.0	15%
Equity earnings	4.5	7.3	-38%
Pension settlement benefit (charge)	1.1	(292.8)	NM
Other expense, net	(6.1)	(2.1)	NM
Earnings before interest and income taxes	538.8	183.4	NM
Interest expense	(67.3)	(76.0)	-11%
Interest income	1.2	3.3	-64%
Earnings before income taxes	472.7	110.7	NM
Income tax provision	98.0	80.3	22%
Net earnings from continuing operations	$374.7	$30.4	NM

Discontinued operations:
Loss from discontinued operations, net of tax	$(0.5)	$(117.5)	-100%
Loss on disposal of discontinued operations, net of tax	(1.5)	(43.9)	-97%
Net loss from discontinued operations, net of tax	(2.0)	(161.4)	-99%
Net earnings (loss)	$372.7	$(131.0)	NM

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$4.73	$0.36	NM
Loss from discontinued operations	(0.03)	(1.90)	-98%
Net earnings (loss)	$4.70	$(1.54)	NM

Diluted
Earnings from continuing operations	$4.70	$0.36	NM
Loss from discontinued operations	(0.02)	(1.89)	-99%
Net earnings (loss)	$4.68	$(1.53)	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	79.2	85.2
Diluted earnings (loss) per common share	79.7	85.6

Effective tax rate	20.7%	72.5%

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations - Reconciliations to Adjusted Metrics (in millions, except per share data) (unaudited)
	Twelve Months Ended
	December 31, 2020	December 31, 2019	% Change
Reconciliations
Net sales	$4,347.5	$4,108.4	6%
Sport yacht & yachts (1)	—	0.7
Adjusted net sales	$4,347.5	$4,109.1	6%

Gross margin	$1,213.0	$1,121.0	8%
Sport yacht & yachts (1)	—	6.4
Adjusted gross margin	$1,213.0	$1,127.4	8%

Operating earnings	$539.3	$471.0	15%
Restructuring, exit, and impairment charges	4.1	18.8
Purchase accounting amortization (2)	30.1	29.5
Acquisition and IT-related costs (2)	5.4	4.8
Sport yacht & yachts (1)	—	7.8
Adjusted operating earnings	$578.9	$531.9	9%

Earnings before income taxes	$472.7	$110.7	NM
Restructuring, exit, and impairment charges	4.1	18.8
Purchase accounting amortization (2)	30.1	29.5
Acquisition and IT-related costs (2)	5.4	4.8
Pension settlement (benefit) charge (3)	(1.1)	292.8
Sport yacht & yachts (1)	—	7.8
Transaction financing charges (4)	—	0.8
Adjusted pretax earnings	$511.2	$465.2	10%

Diluted earnings per common share from continuing operations	$4.70	$0.36	NM
Restructuring, exit, and impairment charges	0.04	0.21
Purchase accounting amortization (2)	0.29	0.22
Acquisition and IT-related costs (2)	0.05	0.04
Special tax items	0.00	(0.20)
Sport yacht & yachts (1)	—	0.07
Transaction financing charges (4)	—	0.01
Pension settlement (benefit) charge (3)	(0.01)	3.62
Adjusted diluted earnings per common share from continuing operations	$5.07	$4.33	17%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yacht operations. Sport yacht & yachts had operating losses of $7.8 million for the twelve months ended December 31, 2019, consisting of $(0.7) million of net sales, $5.7 million of COS and $1.4 million of SG&A.

(2) In 2020, the Company recorded $30.1 million of purchase accounting amortization within SG&A, consisting of $28.7 million in the Parts and Accessories segment and $1.4 million in the Boat segment. In 2019, the Company recorded $29.5 million of purchase accounting amortization within SG&A, consisting of $28.7 million in the Parts and Accessories segment and $0.8 million in the Boat segment. The Company also recorded $1.7 million and $2.6 million of acquisition-related costs during 2020 and 2019, respectively, within its Boat segment. Additionally, the Company recorded $3.7 million and $2.2 million of IT transformation charges in SG&A within Corporate/Other in the twelve months ended December 31, 2020 and December 31, 2019, respectively, resulting from the Fitness separation.

(3) The Company recorded a $1.1 million pension settlement benefit and a $292.8 million pension settlement charge during 2020 and 2019, respectively, in connection with the exit of its defined benefit plans.

(4) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019
Propulsion	$507.9	$382.1	32.9%	$82.4	$51.1	61.3%	16.2%	13.4%
Parts & Accessories	360.8	283.5	27.3%	49.2	28.5	72.6%	13.6%	10.1%
Boat	380.8	317.0	20.1%	34.8	15.4	NM	9.1%	4.9%
Corporate/Other	—	—		(29.9)	(20.5)	45.9%
Segment Eliminations	(88.4)	(65.0)	36.0%	—	—
Total	$1,161.1	$917.6	26.5%	$136.5	$74.5	83.2%	11.8%	8.1%

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019
Propulsion	$1,878.4	$1,692.9	11.0%	$285.5	$240.3	18.8%	15.2%	14.2%
Parts & Accessories	1,508.8	1,380.1	9.3%	275.4	237.5	16.0%	18.3%	17.2%
Boat	1,250.3	1,334.3	-6.3%	70.2	76.2	-7.9%	5.6%	5.7%
Corporate/Other	—	—		(91.8)	(83.0)	10.6%
Segment Eliminations	(290.0)	(298.9)	-3.0%	—	—
Total	$4,347.5	$4,108.4	5.8%	$539.3	$471.0	14.5%	12.4%	11.5%

NM = Not meaningful

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss) (1)			Operating Margin
	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019
Propulsion	$507.9	$382.1	32.9%	$82.4	$51.1	61.3%	16.2%	13.4%
Parts & Accessories	360.8	283.5	27.3%	56.4	36.2	55.8%	15.6%	12.8%
Boat	380.8	317.0	20.1%	34.9	23.1	51.1%	9.2%	7.3%
Corporate/Other	—	—		(28.1)	(18.9)	48.7%
Segment Eliminations	(88.4)	(65.0)	36.0%	—	—
Total	$1,161.1	$917.6	26.5%	$145.6	$91.5	59.1%	12.5%	10.0%

(1) Operating earnings (loss) for the three months ended December 31, 2020 excludes $9.1 million of charges; the Parts and
Accessories segment excludes charges of $7.2 million of purchase accounting amortization; the Boat segment excludes charges of $0.1 million, comprised of a $0.2 million of restructuring, exit and impairment benefit and $0.3 million of purchase accounting amortization; and Corporate/Other excludes charges of $1.8 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the three months ended December 31, 2019 excludes $17.0 million of charges; the Parts and
Accessories segment excludes charges of $7.7 million, comprised of $0.5 million of restructuring, exit and impairment charges and $7.2 million of purchase accounting amortization; the Boat segment excludes charges of $7.7 million, comprised of $1.7 million of restructuring, exit and impairment charges, $4.9 million related to Sport yacht & yachts, $0.8 million of acquisition-
related costs and $0.3 million of purchase accounting amortization; and Corporate/Other excludes charges of $1.6 million, comprised of $0.6 million restructuring, exit and impairment charges and $1.0 million of IT transformation costs, resulting from the Fitness separation.

	Twelve Months Ended
	Net Sales (1)			Operating Earnings (Loss) (2)			Operating Margin
	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019	% Change	Dec 31, 2020	Dec 31, 2019
Propulsion	$1,878.4	$1,692.9	11.0%	$285.5	$240.3	18.8%	15.2%	14.2%
Parts & Accessories	1,508.8	1,380.1	9.3%	304.9	270.8	12.6%	20.2%	19.6%
Boat	1,250.3	1,335.0	-6.3%	74.6	97.1	-23.2%	6.0%	7.3%
Corporate/Other	—	—		(86.1)	(76.3)	12.8%
Segment Eliminations	(290.0)	(298.9)	-3.0%	—	—
Total	$4,347.5	$4,109.1	5.8%	$578.9	$531.9	8.8%	13.3%	12.9%

(1) Net sales for the year ended December 31, 2019 excludes ($0.7) million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the year ended December 31, 2020 excludes $39.6 million of charges; the Parts and Accessories segment excludes charges of $29.5 million, comprised of $0.8 million of restructuring, exit and impairment charges and $28.7 million of purchase accounting amortization; the Boat segment excludes charges of $4.4 million, comprised of $1.3 million of restructuring, exit and impairment charges, $1.7 million of acquisition-related costs and $1.4 million of purchase accounting amortization; and Corporate/Other excludes charges of $5.7 million, comprised of $2.0 million restructuring, exit and impairment charges and $3.7 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the year ended December 31, 2019 excludes $60.9 million of charges; the Parts and Accessories segment excludes charges of $33.3 million, comprised of $4.6 million of restructuring, exit and impairment charges and $28.7 million of purchase accounting amortization; the Boat segment excludes charges of $20.9 million, comprised of $9.7 million of restructuring, exit and impairment charges, $7.8 million related to Sport yacht & yachts, $2.6 million of acquisition-related costs and $0.8 million of purchase accounting amortization; and Corporate/Other excludes charges of $6.7 million, comprised of $4.5 million restructuring, exit and impairment charges and $2.2 million of IT transformation costs, resulting from the Fitness separation.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	December 31, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$336.8	$249.6	$294.5	$880.9
Europe	59.8	44.6	32.6	137.0
Asia-Pacific	56.7	37.2	11.5	105.4
Canada	19.5	17.5	35.8	72.8
Rest-of-World	35.1	11.9	6.4	53.4
Segment Eliminations	(80.8)	(7.6)	—	(88.4)
Total	$427.1	$353.2	$380.8	$1,161.1

Major Product Lines
Outboard Engines	$393.4	$—	$—	$393.4
Controls, Rigging, and Propellers	70.8	—	—	70.8
Sterndrive Engines	43.7	—	—	43.7
Distribution Parts and Accessories	—	147.2	—	147.2
Advanced Systems Group	—	109.1	—	109.1
Engine Parts and Accessories	—	104.5	—	104.5
Aluminum Freshwater Boats	—	—	149.3	149.3
Recreational Fiberglass Boats	—	—	124.7	124.7
Saltwater Fishing Boats	—	—	97.3	97.3
Business Acceleration	—	—	11.0	11.0
Boat Eliminations/Other	—	—	(1.5)	(1.5)
Segment Eliminations	(80.8)	(7.6)	—	(88.4)
Total	$427.1	$353.2	$380.8	$1,161.1

	Twelve Months Ended
	December 31, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$1,207.8	$1,091.0	$957.5	$3,256.3
Europe	255.2	180.5	128.5	564.2
Asia-Pacific	240.4	117.9	27.7	386.0
Canada	66.7	80.9	114.2	261.8
Rest-of-World	108.3	38.5	22.4	169.2
Segment Eliminations	(263.1)	(26.9)	—	(290.0)
Total	$1,615.3	$1,481.9	$1,250.3	$4,347.5

Major Product Lines
Outboard Engines	$1,471.8	$—	$—	$1,471.8
Controls, Rigging and Propellers	258.4	—	—	258.4
Sterndrive Engines	148.2	—	—	148.2
Distribution Parts and Accessories	—	664.2	—	664.2
Advanced Systems Group	—	412.1	—	412.1
Engine Parts and Accessories	—	432.5	—	432.5
Aluminum Freshwater Boats	—	—	488.5	488.5
Recreational Fiberglass Boats	—	—	427.1	427.1
Saltwater Fishing Boats	—	—	298.7	298.7
Business Acceleration	—	—	40.5	40.5
Boat Eliminations/Other	—	—	(4.5)	(4.5)
Segment Eliminations	(263.1)	(26.9)	—	(290.0)
Total	$1,615.3	$1,481.9	$1,250.3	$4,347.5

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	December 31, 2019
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$258.6	$195.5	$247.0	$701.1
Europe	41.9	34.9	23.5	100.3
Asia-Pacific	43.0	28.6	9.8	81.4
Canada	13.6	13.7	32.5	59.8
Rest-of-World	25.0	10.8	4.2	40.0
Segment Eliminations	(59.0)	(6.0)	—	(65.0)
Total	$323.1	$277.5	$317.0	$917.6

Major Product Lines
Outboard Engines	$295.2	$—	$—	$295.2
Controls, Rigging and Propellers	46.8	—	—	46.8
Sterndrive Engines	40.1	—	—	40.1
Distribution Parts and Accessories	—	116.2	—	116.2
Advanced Systems Group	—	90.4	—	90.4
Engine Parts and Accessories	—	76.9	—	76.9
Aluminum Freshwater Boats	—	—	124.4	124.4
Recreational Fiberglass Boats	—	—	107.3	107.3
Saltwater Fishing Boats	—	—	76.9	76.9
Business Acceleration	—	—	8.7	8.7
Boat Eliminations/Other	—	—	(0.3)	(0.3)
Segment Eliminations	(59.0)	(6.0)	—	(65.0)
Total	$323.1	$277.5	$317.0	$917.6

	Twelve Months Ended
	December 31, 2019
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$1,152.1	$978.5	$1,009.0	$3,139.6
Europe	235.1	175.8	115.6	526.5
Asia-Pacific	143.2	103.4	31.2	277.8
Canada	62.7	80.1	154.8	297.6
Rest-of-World	99.8	42.3	23.7	165.8
Segment Eliminations	(269.7)	(29.2)	—	(298.9)
Total	$1,423.2	$1,350.9	$1,334.3	$4,108.4

Major Product Lines
Outboard Engines	$1,306.7	$—	$—	$1,306.7
Controls, Rigging and Propellers	213.6	—	—	213.6
Sterndrive Engines	172.6	—	—	172.6
Distribution Parts and Accessories	—	571.8	—	571.8
Advanced Systems Group	—	413.0	—	413.0
Engine Parts and Accessories	—	395.3	—	395.3
Aluminum Freshwater Boats	—	—	556.6	556.6
Recreational Fiberglass Boats	—	—	438.8	438.8
Saltwater Fishing Boats	—	—	316.6	316.6
Business Acceleration	—	—	24.1	24.1
Boat Eliminations/Other	—	—	(1.8)	(1.8)
Segment Eliminations	(269.7)	(29.2)	—	(298.9)
Total	$1,423.2	$1,350.9	$1,334.3	$4,108.4

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$519.6	$320.3
Restricted cash	10.7	11.6
Short-term investments in marketable securities	56.7	0.8
Total cash and short-term investments in marketable securities	587.0	332.7
Accounts and notes receivable, net	337.6	331.8
Inventories
Finished goods	446.8	554.3
Work-in-process	94.0	101.3
Raw materials	171.0	168.9
Net inventories	711.8	824.5
Prepaid expenses and other	34.1	36.8
Current assets	1,670.5	1,525.8

Net property	863.6	796.4

Other assets
Goodwill	417.7	415.0
Other intangibles, net	552.3	583.5
Deferred income tax asset	136.6	118.7
Operating lease assets	83.0	83.2
Equity investments	32.5	29.5
Other long-term assets	14.4	12.3
Other assets	1,236.5	1,242.2

Total assets	$3,770.6	$3,564.4

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$43.1	$41.3
Accounts payable	457.6	393.5
Accrued expenses	578.5	509.6
Current liabilities	1,079.2	944.4

Debt	908.3	1,068.0
Other long-term liabilities	273.1	251.1
Shareholders’ equity	1,510.0	1,300.9
Total liabilities and shareholders’ equity	$3,770.6	$3,564.4

Supplemental Information
Debt-to-capitalization rate	38.7%	46.0%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities
Earnings (loss)	$372.7	$(131.0)
Less: net loss from discontinued operations, net of tax	(2.0)	(161.4)
Net earnings from continuing operations	374.7	30.4
Depreciation and amortization	153.4	138.7
Stock compensation expense	27.1	17.3
Pension expense, net of (funding)	(3.2)	293.3
Asset impairment charges	1.5	3.0
Deferred income taxes	(17.6)	(49.8)
Changes in certain current assets and current liabilities	226.6	(80.8)
Extended warranty contracts and other deferred revenue	12.1	4.0
Income taxes	6.1	114.4
Other, net	19.3	4.8
Net cash provided by operating activities of continuing operations	800.0	475.3
Net cash used for operating activities of discontinued operations	(1.7)	(41.1)
Net cash provided by operating activities	798.3	434.2

Cash flows from investing activities
Capital expenditures	(182.4)	(232.6)
Purchases of marketable securities	(55.9)	—
Investments	(4.0)	2.4
Acquisition of businesses, net of cash acquired	—	(64.1)
Proceeds from the sale of property, plant and equipment	2.9	7.3
Net cash used for investing activities of continuing operations	(239.4)	(287.0)
Net cash (used for) provided by investing activities of discontinued operations	(7.5)	481.7
Net cash (used for) provided by investing activities	(246.9)	194.7

Cash flows from financing activities
Proceeds from issuances of short-term debt	610.0	655.0
Payments of short-term debt	(610.0)	(655.0)
Net proceeds from issuances of long-term debt	—	223.6
Payments of long-term debt including current maturities	(159.1)	(341.0)
Common stock repurchases	(118.3)	(400.0)
Cash dividends paid	(78.3)	(73.4)
Proceeds from share-based compensation activity	1.5	2.8
Tax withholding associated with shares issued for share-based compensation	(7.7)	(12.1)
Other, net	0.1	(0.7)
Net cash used for financing activities	(361.8)	(600.8)

Effect of exchange rate changes	8.8	0.4
Net increase in Cash and cash equivalents and Restricted cash	198.4	28.5
Cash and cash equivalents and Restricted cash at beginning of period	331.9	303.4

Cash and cash equivalents and Restricted cash at end of period	530.3	331.9
Less: Restricted cash	10.7	11.6
Cash and cash equivalents at end of period	$519.6	$320.3

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$800.0	$475.3

Net cash provided by (used for):
Plus: Capital expenditures	(182.4)	(232.6)
Plus: Proceeds from the sale of property, plant and equipment	2.9	7.3
Plus: Effect of exchange rate changes on cash and cash equivalents	8.8	0.4
Free cash flow	$629.3	$250.4